Exhibit 4.13

AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO.1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is entered into by and between QUINTEK TECHNNOLOFIES INC., a California corporation (the “Company”), and the undersigned investor (the “Investor”)

WHEREAS:

A. The parties hereto previously entered into that certain Investor Registration Rights Agreement dated as of May 17, 2006 (the "Agreement").

B. The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	AMENDMENT OF SECTION 2 (a). Section 2(a) of the Agreement is hereby amended and replaced in its entirety with the following:

“(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than September 29, 2006 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least one hundred ninety million eight hundred thirty nine thousand six hundred ninety five (190,839,695) shares of Common Stock to be issued upon conversion of the Convertible Debentures as well as 56,397,000 Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.”

2. EFFECT ON OTHER TERMS. This Amendment in addition to Amendment No. 1 shall be deemed effective as of September ____, 2006. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment Agreement on the date first set forth above.

QUINTEK TECHNOLOGIES INC.	CORNELL CAPITAL PARTNERS, LP

By: /s/ ROBERT A. STEELE	By: Yorkville Advisors, LLC
Name: Robert A. Steele	Its: General Partner
Title: Chief Executive Officer
By: /s/ MARK A. ANGELO
Name: Mark A. Angelo
Title: Portfolio Manager